AMENDMENT NO. 18

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Mutual Funds)

Thrivent Mutual Funds and Thrivent Investment Management Inc. hereby agree that, effective June 30, 2005, the following new series shall be deemed Funds under the terms of the Investment Advisory Agreement dated November 28, 1990, between Thrivent Mutual Funds and Thrivent Investment Management Inc.:

1.	Thrivent Partner Small Cap Growth Fund

2.	Thrivent Partner Mid Cap Value Fund

3.	Thrivent Real Estate Securities Fund

4.	Thrivent Aggressive Allocation Fund

5.	Thrivent Moderately Aggressive Allocation Fund

6.	Thrivent Moderate Allocation Fund

7.	Thrivent Moderately Conservative Allocation Fund

A revised Exhibit A is attached hereto.

THRIVENT MUTUAL FUNDS

By	/s/ Pamela J. Moret
Pamela J. Moret, President

THRIVENT INVESTMENT MANAGEMENT INC.

By	/s/ Bruce J. Nicholson
Bruce J. Nicholson, President

EXHIBIT A

TO

THRIVENT MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT

Dated November 28, 1990

1.	Thrivent Technology Stock Fund (effective July 1, 2000)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.75 of 1% of average daily net assets.

2.	Thrivent Partner Small Cap Value Fund (effective July 17, 2001)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.70 of 1% of the average daily net.

3.	Thrivent Small Cap Stock Fund (effective July 17, 2004)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets, 0.65 of 1% of average daily net assets of the next $800 million of average daily net assets, 0.60 of 1% on the next $1.5 billion of average daily net assets; 0.55 of 1% on the next $2.5 billion of average daily net assets; and 0.525 of 1% of average daily net assets over $5 billion.

4.	Thrivent Small Cap Index Fund (effective July 1, 2000)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% of average daily net assets.

5.	Thrivent Mid Cap Growth Fund (effective February 11, 2004)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% on the first $100 million of average daily net assets, 0.40 of 1% of daily net assets over $100 million but not more than $250 million, 0.35 of 1% of daily net assets over $250 million but not more than $500 million, 0.30 of 1% of daily net assets over $500 million but not more than $1 billion, and 0.25 of 1% of average net assets over $1 billion.

6.	Thrivent Mid Cap Stock Fund (effective July 17, 2004)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets, 0.65 of 1% of average daily net assets of the next $800 million of average daily net assets, 0.60 of 1% on the next $1.5 billion of average daily net assets; 0.55 of 1% on the next $2.5 billion of average daily net assets; and 0.525 of 1% of average daily net assets over $5 billion.

7.	Thrivent Mid Cap Index Fund (effective July 1, 2000)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% of average daily net assets.

8.	Thrivent Mid Cap Index Fund-I (effective December 31, 1999)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.20 of 1% of average daily net assets over $50 million.

9.	Thrivent Partner International Stock Fund (effective November 1, 1998)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $50 million of average daily net assets and 0.60 of 1% of average daily net assets over $50 million.

10.	Thrivent Large Cap Growth Fund (effective July 17, 2004)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.75 of 1% on the first $500 million of average daily net assets, 0.70 of 1% on the next $500 million of average daily net assets; 0.65 of 1% on the next $1.5 billion of average daily net assets; 0.60 of 1% on the next $2.5 billion of average daily net assets; and 0.575 of 1% of average net assets over $5 billion.

11.	Thrivent Large Cap Value Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily net assets.

12.	Thrivent Large Cap Stock Fund (effective July 17, 2004)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $500 million of average daily net assets, 0.575 of 1% on the next $500 million of average daily net assets, and 0.50 of 1% on the next $1 billion of average daily net assets, 0.475 of 1% on the next $500 million of average daily net assets, 0.45 of 1% on the next $2.5 billion of average daily net assets, and 0.425 of 1% of average daily net assets over $5 billion.

13.	Thrivent Large Cap Index Fund (effective July 1, 2000)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% of average daily net assets.

14.	Thrivent Large Cap Index Fund-I (effective December 31, 1999)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.175 of 1% of average daily net assets over $50 million.

15.	Thrivent Balanced Fund (effective July 17, 2004)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% on the first $500 million of average daily net assets; 0.50 of 1% on the next $500 million of average daily net assets; 0.475 of 1% on the next $1.5 billion of average daily net assets; 0.45 of 1% on the next $2.5 billion of average daily net assets; and 0.425 of 1% of average daily net assets over $5 billion.

16.	Thrivent High Yield Fund (effective February 11, 2004)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.40 of 1% on the first $500 million of average daily net assets, 0.35 of 1% of daily net assets over $500 million but not more than $1 billion, and 0.30 of 1 % of average net assets over $1 billion.

17.	Thrivent Partner High Yield Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% of average daily net assets.

18.	Thrivent Municipal Bond Fund (effective July 17, 2004)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 on the first $500 million of 1% of average daily assets; 0.40 of 1% on the next $500 million of average daily net assets; 0.35 of 1% on the next $1.5 billion of average daily net assets; 0.325 of 1% on the next $2.5 billion of average daily net assets; and 0.30 of 1% of average daily net assets over $5 billion.

19.	Thrivent Income Fund (effective February 11, 2004)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $500 million of average daily net assets, 0.325 of 1% of daily net assets over $500 million but not more than $1 billion, and 0.30 of 1% of daily net assets over $1 billion.

20.	Thrivent Core Bond Fund (effective July 17, 2004)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% on the first $500 million of average daily net assets; 0.40 of 1% on the next $500 million of average daily net assets; 0.375 of 1% on the next $1.5 billion of average daily net assets; 0.35 of 1% on the next $2.5 billion of average daily net assets; and 0.325 of 1% of average daily net assets over $5 billion.

21.	Thrivent Bond Index Fund-I (effective December 31, 1999)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.175 of 1% of average daily net assets over $50 million.

22.	Thrivent Limited Maturity Bond Fund (effective February 11, 2004)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.30 of 1% on the first $500 million of average daily net assets, 0.275 of 1% of daily net assets over $500 million but not more than $1 billion, and 0.25 of 1% of daily net assets over $1 billion.

23.	Thrivent U.S. Government Zero Coupon Target Fund, Series 2006 (effective November 13, 1991)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1% of average daily net assets.

24.	Thrivent Money Market Fund (effective July 17, 2004)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1 % on the first $500 million of average daily net assets, 0.40 of 1% on the next $250 million of average daily net assets; 0.35 of 1% on the next $250 million of average daily net assets; 0.325 of 1% on the next $1.5 billion of average daily net assets; 0.30 of 1% on the next $2.5 billion of average daily net assets; and 0.275 of 1% of average daily net assets over $5 billion.

25.	Thrivent Partner Small Cap Growth Fund (effective June 30, 2005)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.90 of 1 % on the first $500 million of average daily net assets and 0.80 of 1% of average daily net assets over $500 million.

26.	Thrivent Partner Mid Cap Value Fund (effective June 30, 2005)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.75 of 1 % on the first $250 million of average daily net assets and 0.70 of 1% of daily net assets over $250 million.

27.	Thrivent Real Estate Securities Fund (effective June 30, 2005)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.80 of 1 % of average daily net assets.

28.	Thrivent Aggressive Allocation Fund (effective June 30, 2005)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.15 of 1% on the first $500 million of average daily net assets and 0.125 of 1% of daily net assets over $500 million.

29.	Thrivent Moderately Aggressive Allocation Fund (effective June 30, 2005)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.15 of 1% on the first $500 million of average daily net assets and 0.125 of 1% of daily net assets over $500 million.

30.	Thrivent Moderate Allocation Fund (effective June 30, 2005)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.15 of 1% on the first $500 million of average daily net assets and 0.125 of 1% of daily net assets over $500 million.

31.	Thrivent Moderately Conservative Allocation Fund (effective June 30, 2005)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.15 of 1% on the first $500 million of average daily net assets and 0.125 of 1% of daily net assets over $500 million.